Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Chief Marketing Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE FIRST QUARTER OF 2025

TUPELO, MISSISSIPPI (April 22, 2025) - Renasant Corporation (NYSE: RNST) (the “Company”) today announced earnings results for the first quarter of 2025.

(Dollars in thousands, except earnings per share)	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024
Net income and earnings per share:
Net income	$41,518	$44,747	$39,409
Basic EPS	0.65	0.70	0.70
Diluted EPS	0.65	0.70	0.70
Adjusted diluted EPS (Non-GAAP)(1)	0.66	0.73	0.65

“Results for the quarter represent a good start to the year with solid profitability and growth in loans and deposits," remarked C. Mitchell Waycaster, Chief Executive Officer of the Company. "On April 1st, we completed the merger with The First Bancshares, Inc. and welcome their team to Renasant. Together, we are positioned to accelerate profit performance and operate in some of the country's most attractive banking markets.”

Quarterly Highlights

Acquisition of The First Bancshares, Inc.
•On April 1, 2025, the Company completed its merger with The First Bancshares, Inc. (“The First”). As of the acquisition date, The First operated 116 locations throughout Louisiana, Mississippi, Alabama, Georgia and Florida and, prior to any purchase accounting adjustments, had approximately $8.0 billion in assets, which included approximately $5.4 billion in loans, and approximately $6.5 billion in deposits.

Earnings
•Net income for the first quarter of 2025 was $41.5 million; diluted EPS and adjusted diluted EPS (non-GAAP)(1) were $0.65 and $0.66, respectively
•Net interest income (fully tax equivalent) for the first quarter of 2025 was $137.4 million, up $1.9 million linked quarter
•For the first quarter of 2025, net interest margin was 3.45%, up 9 basis points linked quarter
•Cost of total deposits was 2.22% for the first quarter of 2025, down 13 basis points linked quarter
•Noninterest income increased $2.2 million linked quarter, driven in part by an increase in mortgage banking income and gains on the sale of SBA loans

•Mortgage banking income increased $1.3 million linked quarter. The mortgage division generated $632.1 million in interest rate lock volume in the first quarter of 2025, up $149.8 million linked quarter. Gain on sale margin was 1.42% for the first quarter of 2025, down 59 basis points linked quarter
•Noninterest expense decreased $0.9 million linked quarter. Merger and conversion expenses decreased $1.3 million linked quarter

Balance Sheet
•Loans increased $170.6 million linked quarter, representing 5.4% annualized net loan growth
•Securities increased $146.8 million linked quarter. The Company purchased $175.7 million in securities during the first quarter, which was offset by cash flows related to principal payments, calls and maturities of $58.6 million and a positive fair market value adjustment in the Company’s available-for-sale portfolio of $29.7 million
•Deposits at March 31, 2025 increased $199.5 million on a linked quarter basis. Noninterest bearing deposits increased $137.4 million linked quarter and represented 24.0% of total deposits at March 31, 2025

Capital and Stock Repurchase Program
•Book value per share and tangible book value per share (non-GAAP)(1) increased 1.6% and 2.7%, respectively, linked quarter
•The Company has a $100.0 million stock repurchase program in effect through October 2025 under which the Company is authorized to repurchase outstanding shares of its common stock either in open market purchases or privately-negotiated transactions. There was no buyback activity during the first quarter of 2025

Credit Quality
•The Company recorded a provision for credit losses of $4.8 million for the first quarter of 2025, up $2.6 million linked quarter
•The ratio of the allowance for credit losses on loans to total loans was 1.56% at March 31, 2025, down one basis point linked quarter
•The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 206.55% at March 31, 2025, compared to 178.11% at December 31, 2024
•Net loan recoveries for the first quarter of 2025 were $0.1 million
•Nonperforming loans to total loans decreased to 0.76% at March 31, 2025 compared to 0.88% at December 31, 2024, and criticized loans (which include classified and Special Mention loans) to total loans decreased to 2.45% at March 31, 2025, compared to 2.89% at December 31, 2024

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Income Statement

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Interest income
Loans held for investment	$196,566	$199,240	$202,655	$198,397	$192,390
Loans held for sale	3,008	3,564	4,212	3,530	2,308
Securities	12,117	10,510	10,304	10,410	10,700
Other	8,639	12,030	11,872	7,874	7,781
Total interest income	220,330	225,344	229,043	220,211	213,179
Interest expense
Deposits	79,386	85,571	90,787	87,621	82,613
Borrowings	6,747	6,891	7,258	7,564	7,276
Total interest expense	86,133	92,462	98,045	95,185	89,889
Net interest income	134,197	132,882	130,998	125,026	123,290
Provision for credit losses
Provision for loan losses	2,050	3,100	1,210	4,300	2,638
Provision for (Recovery of) unfunded commitments	2,700	(500)	(275)	(1,000)	(200)
Total provision for credit losses	4,750	2,600	935	3,300	2,438
Net interest income after provision for credit losses	129,447	130,282	130,063	121,726	120,852
Noninterest income	36,395	34,218	89,299	38,762	41,381
Noninterest expense	113,876	114,747	121,983	111,976	112,912
Income before income taxes	51,966	49,753	97,379	48,512	49,321
Income taxes	10,448	5,006	24,924	9,666	9,912
Net income	$41,518	$44,747	$72,455	$38,846	$39,409

Adjusted net income (non-GAAP)(1)	$42,111	$46,458	$42,960	$38,846	$36,572
Adjusted pre-provision net revenue (“PPNR”) (non-GAAP)(1)	$57,507	$54,177	$56,238	$51,812	$48,231

Basic earnings per share	$0.65	$0.70	$1.18	$0.69	$0.70
Diluted earnings per share	0.65	0.70	1.18	0.69	0.70
Adjusted diluted earnings per share (non-GAAP)(1)	0.66	0.73	0.70	0.69	0.65
Average basic shares outstanding	63,666,419	63,565,437	61,217,094	56,342,909	56,208,348
Average diluted shares outstanding	64,028,025	64,056,303	61,632,448	56,684,626	56,531,078
Cash dividends per common share	$0.22	$0.22	$0.22	$0.22	$0.22
(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Performance Ratios

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Return on average assets	0.94%	0.99%	1.63%	0.90%	0.92%
Adjusted return on average assets (non-GAAP)(1)	0.95	1.03	0.97	0.90	0.86
Return on average tangible assets (non-GAAP)(1)	1.01	1.07	1.75	0.98	1.00
Adjusted return on average tangible assets (non-GAAP)(1)	1.02	1.11	1.05	0.98	0.93
Return on average equity	6.25	6.70	11.29	6.68	6.85
Adjusted return on average equity (non-GAAP)(1)	6.34	6.96	6.69	6.68	6.36
Return on average tangible equity (non-GAAP)(1)	10.16	10.97	18.83	12.04	12.45
Adjusted return on average tangible equity (non-GAAP)(1)	10.30	11.38	11.26	12.04	11.58
Efficiency ratio (fully taxable equivalent)	65.51	67.61	54.73	67.31	67.52
Adjusted efficiency ratio (non-GAAP)(1)	64.43	65.82	64.62	66.60	68.23
Dividend payout ratio	33.85	31.43	18.64	31.88	31.43

Capital and Balance Sheet Ratios

	As of
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Shares outstanding	63,739,467	63,565,690	63,564,028	56,367,924	56,304,860
Market value per share	$33.93	$35.75	$32.50	$30.54	$31.32
Book value per share	42.79	42.13	41.82	41.77	41.25
Tangible book value per share (non-GAAP)(1)	27.07	26.36	26.02	23.89	23.32
Shareholders’ equity to assets	14.93%	14.85%	14.80%	13.45%	13.39%
Tangible common equity ratio (non-GAAP)(1)	9.99	9.84	9.76	8.16	8.04
Leverage ratio	11.39	11.34	11.32	9.81	9.75
Common equity tier 1 capital ratio	12.59	12.73	12.88	10.75	10.59
Tier 1 risk-based capital ratio	13.34	13.50	13.67	11.53	11.37
Total risk-based capital ratio	16.88	17.08	17.32	15.15	15.00

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Noninterest Income and Noninterest Expense

(Dollars in thousands)	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Noninterest income
Service charges on deposit accounts	$10,364	$10,549	$10,438	$10,286	$10,506
Fees and commissions	3,787	4,181	4,116	3,944	3,949
Insurance commissions	—	—	—	2,758	2,716
Wealth management revenue	7,067	6,371	5,835	5,684	5,669
Mortgage banking income	8,147	6,861	8,447	9,698	11,370
Gain on sale of insurance agency	—	—	53,349	—	—
Gain on extinguishment of debt	—	—	—	—	56
BOLI income	2,929	3,317	2,858	2,701	2,691
Other	4,101	2,939	4,256	3,691	4,424
Total noninterest income	$36,395	$34,218	$89,299	$38,762	$41,381
Noninterest expense
Salaries and employee benefits	$71,957	$70,260	$71,307	$70,731	$71,470
Data processing	4,089	4,145	4,133	3,945	3,807
Net occupancy and equipment	11,754	11,312	11,415	11,844	11,389
Other real estate owned	685	590	56	105	107
Professional fees	2,884	2,686	3,189	3,195	3,348
Advertising and public relations	4,297	3,840	3,677	3,807	4,886
Intangible amortization	1,080	1,133	1,160	1,186	1,212
Communications	2,033	2,067	2,176	2,112	2,024
Merger and conversion related expenses	791	2,076	11,273	—	—
Other	14,306	16,638	13,597	15,051	14,669
Total noninterest expense	$113,876	$114,747	$121,983	$111,976	$112,912

Mortgage Banking Income

(Dollars in thousands)	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Gain on sales of loans, net	$4,500	$2,379	$4,499	$5,199	$4,535
Fees, net	2,317	2,850	2,646	2,866	1,854
Mortgage servicing income, net	1,330	1,632	1,302	1,633	4,981
Total mortgage banking income	$8,147	$6,861	$8,447	$9,698	$11,370

Balance Sheet

(Dollars in thousands)	As of
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Assets
Cash and cash equivalents	$1,091,339	$1,092,032	$1,275,620	$851,906	$844,400
Securities held to maturity, at amortized cost	1,101,901	1,126,112	1,150,531	1,174,663	1,199,111
Securities available for sale, at fair value	1,002,056	831,013	764,844	749,685	764,486
Loans held for sale, at fair value	226,003	246,171	291,735	266,406	191,440
Loans held for investment	13,055,593	12,885,020	12,627,648	12,604,755	12,500,525
Allowance for credit losses on loans	(203,931)	(201,756)	(200,378)	(199,871)	(201,052)
Loans, net	12,851,662	12,683,264	12,427,270	12,404,884	12,299,473
Premises and equipment, net	279,011	279,796	280,550	280,966	282,193
Other real estate owned	8,654	8,673	9,136	7,366	9,142
Goodwill and other intangibles	1,001,923	1,003,003	1,004,136	1,008,062	1,009,248
Bank-owned life insurance	337,502	391,810	389,138	387,791	385,186
Mortgage servicing rights	72,902	72,991	71,990	72,092	71,596
Other assets	298,428	300,003	293,890	306,570	289,466
Total assets	$18,271,381	$18,034,868	$17,958,840	$17,510,391	$17,345,741

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$3,541,375	$3,403,981	$3,529,801	$3,539,453	$3,516,164
Interest-bearing	11,230,720	11,168,631	10,979,950	10,715,760	10,720,999
Total deposits	14,772,095	14,572,612	14,509,751	14,255,213	14,237,163
Short-term borrowings	108,015	108,018	108,732	232,741	108,121
Long-term debt	433,309	430,614	433,177	428,677	428,047
Other liabilities	230,857	245,306	249,102	239,059	250,060
Total liabilities	15,544,276	15,356,550	15,300,762	15,155,690	15,023,391

Shareholders’ equity:
Common stock	332,421	332,421	332,421	296,483	296,483
Treasury stock	(91,646)	(97,196)	(97,251)	(97,534)	(99,683)
Additional paid-in capital	1,486,849	1,491,847	1,488,678	1,304,782	1,303,613
Retained earnings	1,121,102	1,093,854	1,063,324	1,005,086	978,880
Accumulated other comprehensive loss	(121,621)	(142,608)	(129,094)	(154,116)	(156,943)
Total shareholders’ equity	2,727,105	2,678,318	2,658,078	2,354,701	2,322,350
Total liabilities and shareholders’ equity	$18,271,381	$18,034,868	$17,958,840	$17,510,391	$17,345,741

Net Interest Income and Net Interest Margin

(Dollars in thousands)	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$12,966,869	$199,504	6.24%	$12,746,941	$201,562	6.29%	$12,407,976	$194,640	6.30%
Loans held for sale	200,917	3,008	5.99%	250,812	3,564	5.69%	155,382	2,308	5.94%
Taxable securities	1,883,535	10,971	2.33%	1,784,167	9,408	2.11%	1,891,817	9,505	2.01%
Tax-exempt securities(1)	259,800	1,443	2.22%	261,679	1,400	2.14%	270,279	1,505	2.23%
Total securities	2,143,335	12,414	2.32%	2,045,846	10,808	2.11%	2,162,096	11,010	2.04%
Interest-bearing balances with banks	824,743	8,639	4.25%	1,025,294	12,030	4.67%	570,336	7,781	5.49%
Total interest-earning assets	16,135,864	223,565	5.61%	16,068,893	227,964	5.65%	15,295,790	215,739	5.66%
Cash and due from banks	181,869			188,493			188,503
Intangible assets	1,002,511			1,003,551			1,009,825
Other assets	669,392			682,211			708,895
Total assets	$17,989,636			$17,943,148			$17,203,013
Interest-bearing liabilities:
Interest-bearing demand(2)	$7,835,617	$54,710	2.83%	$7,629,685	$57,605	3.00%	$6,955,989	$52,500	3.03%
Savings deposits	813,451	711	0.35%	804,132	706	0.35%	860,397	730	0.34%
Brokered deposits	—	—	—%	60,298	1,013	6.68%	445,608	5,987	5.39%
Time deposits	2,474,218	23,965	3.93%	2,512,097	26,247	4.16%	2,319,420	23,396	4.06%
Total interest-bearing deposits	11,123,286	79,386	2.89%	11,006,212	85,571	3.09%	10,581,414	82,613	3.13%
Borrowed funds	556,734	6,747	4.88%	556,966	6,891	4.94%	562,398	7,276	5.35%
Total interest-bearing liabilities	11,680,020	86,133	2.99%	11,563,178	92,462	3.18%	11,143,812	89,889	3.24%
Noninterest-bearing deposits	3,408,830			3,502,931			3,518,612
Other liabilities	208,105			220,154			226,308
Shareholders’ equity	2,692,681			2,656,885			2,314,281
Total liabilities and shareholders’ equity	$17,989,636			$17,943,148			$17,203,013
Net interest income/ net interest margin		$137,432	3.45%		$135,502	3.36%		$125,850	3.30%
Cost of funding			2.31%			2.44%			2.46%
Cost of total deposits			2.22%			2.35%			2.35%
(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Loan Portfolio

(Dollars in thousands)	As of
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Loan Portfolio:
Commercial, financial, agricultural	$1,888,580	$1,885,817	$1,804,961	$1,847,762	$1,869,408
Lease financing	85,412	90,591	98,159	102,996	107,474
Real estate - construction	1,090,862	1,093,653	1,198,838	1,355,425	1,243,535
Real estate - 1-4 family mortgages	3,583,080	3,488,877	3,440,038	3,435,818	3,429,286
Real estate - commercial mortgages	6,320,120	6,236,068	5,995,152	5,766,478	5,753,230
Installment loans to individuals	87,539	90,014	90,500	96,276	97,592
Total loans	$13,055,593	$12,885,020	$12,627,648	$12,604,755	$12,500,525

Credit Quality and Allowance for Credit Losses on Loans

(Dollars in thousands)	As of
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Nonperforming Assets:
Nonaccruing loans	$98,638	$110,811	$113,872	$97,795	$73,774
Loans 90 days or more past due	95	2,464	5,351	240	451
Total nonperforming loans	98,733	113,275	119,223	98,035	74,225
Other real estate owned	8,654	8,673	9,136	7,366	9,142
Total nonperforming assets	$107,387	$121,948	$128,359	$105,401	$83,367

Criticized Loans
Classified loans	$224,654	$241,708	$218,135	$191,595	$206,502
Special Mention loans	95,778	130,882	163,804	138,343	138,366
Criticized loans(1)	$320,432	$372,590	$381,939	$329,938	$344,868

Allowance for credit losses on loans	$203,931	$201,756	$200,378	$199,871	$201,052
Net loan (recoveries) charge-offs	$(125)	$1,722	$703	$5,481	$164
Annualized net loan charge-offs / average loans	—%	0.05%	0.02%	0.18%	0.01%
Nonperforming loans / total loans	0.76	0.88	0.94	0.78	0.59
Nonperforming assets / total assets	0.59	0.68	0.71	0.60	0.48
Allowance for credit losses on loans / total loans	1.56	1.57	1.59	1.59	1.61
Allowance for credit losses on loans / nonperforming loans	206.55	178.11	168.07	203.88	270.87
Criticized loans / total loans	2.45	2.89	3.02	2.62	2.76
(1) Criticized loans include classified and Special Mention loans.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, April 23, 2025.

The webcast is accessible through Renasant’s investor relations website at www.renasant.com or https://event.choruscall.com/mediaframe/webcast.html?webcastid=3wLevlin. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2025 First Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com after the call and will remain accessible for one year. A replay can be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 6525571 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until May 7, 2025.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 121-year-old financial services institution. As of April 1, 2025, Renasant has assets of approximately $26.0 billion and operates 280 banking, lending, mortgage and wealth management offices throughout the Southeast and also offers factoring and asset-based lending on a nationwide basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause the Company’s actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions (including its recently-completed merger with The First Bancshares, Inc.) (“The First”) into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management (including the possibility that such cost savings will not be realized when expected, or at all, as a result of the impact of, or challenges arising from, the integration of the acquired assets and assumed liabilities into the Company, potential adverse reactions or changes to business or employee relationships, or as a result of other unexpected factors or events); (ii) potential exposure to unknown or contingent risks and liabilities the Company has acquired, or may acquire, or target for acquisition, including in connection with its merger with The First; (iii) the effect of economic conditions and interest rates on a national, regional or international basis; (iv) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (v) competitive pressures in the consumer finance, commercial finance, financial services, asset management, retail banking, factoring and mortgage lending and auto lending industries; (vi) the financial resources of, and products available from, competitors; (vii) changes in laws and regulations as well as changes in accounting standards; (viii) changes in governmental and regulatory policy, whether applicable specifically to financial institutions or impacting the United States generally (such as, for example, changes in trade policy); (ix) increased scrutiny by, and/or additional regulatory requirements of, regulatory agencies as a result of the Company’s merger with The First; (x) changes in the securities and foreign exchange markets; (xi) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (xii) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of the Company’s investment securities portfolio; (xiii) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xiv) changes in the sources and costs of the capital the Company uses to make loans and otherwise fund the Company’s operations, due to deposit outflows, changes in the mix of deposits and the cost and availability of borrowings; (xv) general economic, market or business conditions, including the impact of inflation; (xvi) changes in demand for loan and deposit products and other financial services; (xvii) concentrations of credit or deposit exposure; (xviii) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xix) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xx) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xxi) geopolitical conditions, including acts or threats of terrorism and actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; (xxii) the impact, extent and timing of technological changes; and (xxiii) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this press release and the presentation slides furnished to the SEC on the same Form 8-K as this release contain non-GAAP financial measures, namely, (i) adjusted loan yield, (ii) adjusted net interest income and margin, (iii) pre-provision net revenue (including on an as-adjusted basis), (iv) adjusted net income, (v) adjusted diluted earnings per share, (vi) tangible book value per share, (vii) the tangible common equity ratio, (viii) the adjusted return on average assets and on average equity and certain other performance ratios (namely, the ratio of pre-provision net revenue to average assets and the return on average tangible assets and on average tangible common equity (including each of the foregoing on an as-adjusted basis)), and (ix) the adjusted efficiency ratio.

These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, including related amortization, and/or certain gains or charges (such as, for the first quarter of 2025, merger and conversion expenses), with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below under the caption “Non-GAAP Reconciliations”.

None of the non-GAAP financial information that the Company has included in this release or the accompanying presentation slides are intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Adjusted Pre-Provision Net Revenue (“PPNR”)
Net income (GAAP)	$41,518	$44,747	$72,455	$38,846	$39,409
Income taxes	10,448	5,006	24,924	9,666	9,912
Provision for credit losses (including unfunded commitments)	4,750	2,600	935	3,300	2,438
Pre-provision net revenue (non-GAAP)	$56,716	$52,353	$98,314	$51,812	$51,759
Merger and conversion expense	791	2,076	11,273	—	—
Gain on extinguishment of debt	—	—	—	—	(56)
Gain on sales of MSR	—	(252)	—	—	(3,472)
Gain on sale of insurance agency	—	—	(53,349)	—	—
Adjusted pre-provision net revenue (non-GAAP)	$57,507	$54,177	$56,238	$51,812	$48,231

Adjusted Net Income and Adjusted Tangible Net Income
Net income (GAAP)	$41,518	$44,747	$72,455	$38,846	$39,409
Amortization of intangibles	1,080	1,133	1,160	1,186	1,212
Tax effect of adjustments noted above(1)	(270)	(283)	(296)	(233)	(237)
Tangible net income (non-GAAP)	$42,328	$45,597	$73,319	$39,799	$40,384

Net income (GAAP)	$41,518	$44,747	$72,455	$38,846	$39,409
Merger and conversion expense	791	2,076	11,273	—	—
Gain on extinguishment of debt	—	—	—	—	(56)
Gain on sales of MSR	—	(252)	—	—	(3,472)
Gain on sale of insurance agency	—	—	(53,349)	—	—
Tax effect of adjustments noted above(1)	(198)	(113)	12,581	—	691
Adjusted net income (non-GAAP)	$42,111	$46,458	$42,960	$38,846	$36,572
Amortization of intangibles	1,080	1,133	1,160	1,186	1,212
Tax effect of adjustments noted above(1)	(270)	(283)	(296)	(233)	(237)
Adjusted tangible net income (non-GAAP)	$42,921	$47,308	$43,824	$39,799	$37,547
Tangible Assets and Tangible Shareholders’ Equity
Average shareholders’ equity (GAAP)	$2,692,681	$2,656,885	$2,553,586	$2,337,731	$2,314,281
Average intangible assets	(1,002,511)	(1,003,551)	(1,004,701)	(1,008,638)	(1,009,825)
Average tangible shareholders’ equity (non-GAAP)	$1,690,170	$1,653,334	$1,548,885	$1,329,093	$1,304,456

Average assets (GAAP)	$17,989,636	$17,943,148	$17,681,664	$17,371,369	$17,203,013
Average intangible assets	(1,002,511)	(1,003,551)	(1,004,701)	(1,008,638)	(1,009,825)
Average tangible assets (non-GAAP)	$16,987,125	$16,939,597	$16,676,963	$16,362,731	$16,193,188

Shareholders’ equity (GAAP)	$2,727,105	$2,678,318	$2,658,078	$2,354,701	$2,322,350

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Intangible assets	(1,001,923)	(1,003,003)	(1,004,136)	(1,008,062)	(1,009,248)
Tangible shareholders’ equity (non-GAAP)	$1,725,182	$1,675,315	$1,653,942	$1,346,639	$1,313,102

Total assets (GAAP)	$18,271,381	$18,034,868	$17,958,840	$17,510,391	$17,345,741
Intangible assets	(1,001,923)	(1,003,003)	(1,004,136)	(1,008,062)	(1,009,248)
Total tangible assets (non-GAAP)	$17,269,458	$17,031,865	$16,954,704	$16,502,329	$16,336,493

Adjusted Performance Ratios
Return on average assets (GAAP)	0.94%	0.99%	1.63%	0.90%	0.92%
Adjusted return on average assets (non-GAAP)	0.95	1.03	0.97	0.90	0.86
Return on average tangible assets (non-GAAP)	1.01	1.07	1.75	0.98	1.00
Pre-provision net revenue to average assets (non-GAAP)	1.28	1.16	2.21	1.20	1.21
Adjusted pre-provision net revenue to average assets (non-GAAP)	1.30	1.20	1.27	1.20	1.13
Adjusted return on average tangible assets (non-GAAP)	1.02	1.11	1.05	0.98	0.93
Return on average equity (GAAP)	6.25	6.70	11.29	6.68	6.85
Adjusted return on average equity (non-GAAP)	6.34	6.96	6.69	6.68	6.36
Return on average tangible equity (non-GAAP)	10.16	10.97	18.83	12.04	12.45
Adjusted return on average tangible equity (non-GAAP)	10.30	11.38	11.26	12.04	11.58

Adjusted Diluted Earnings Per Share
Average diluted shares outstanding	64,028,025	64,056,303	61,632,448	56,684,626	56,531,078

Diluted earnings per share (GAAP)	$0.65	$0.70	$1.18	$0.69	$0.70
Adjusted diluted earnings per share (non-GAAP)	$0.66	$0.73	$0.70	$0.69	$0.65

Tangible Book Value Per Share
Shares outstanding	63,739,467	63,565,690	63,564,028	56,367,924	56,304,860

Book value per share (GAAP)	$42.79	$42.13	$41.82	$41.77	$41.25
Tangible book value per share (non-GAAP)	$27.07	$26.36	$26.02	$23.89	$23.32

Tangible Common Equity Ratio
Shareholders’ equity to assets (GAAP)	14.93%	14.85%	14.80%	13.45%	13.39%
Tangible common equity ratio (non-GAAP)	9.99%	9.84%	9.76%	8.16%	8.04%
Adjusted Efficiency Ratio
Net interest income (FTE) (GAAP)	$137,432	$135,502	$133,576	$127,598	$125,850

Total noninterest income (GAAP)	$36,395	$34,218	$89,299	$38,762	$41,381
Gain on sales of MSR	—	(252)	—	—	(3,472)
Gain on extinguishment of debt	—	—	—	—	(56)
Gain on sale of insurance agency	—	—	(53,349)	—	—

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Total adjusted noninterest income (non-GAAP)	$36,395	$33,966	$35,950	$38,762	$37,853

Noninterest expense (GAAP)	$113,876	$114,747	$121,983	$111,976	$112,912
Amortization of intangibles	(1,080)	(1,133)	(1,160)	(1,186)	(1,212)
Merger and conversion expense	(791)	(2,076)	(11,273)	—	—
Total adjusted noninterest expense (non-GAAP)	$112,005	$111,538	$109,550	$110,790	$111,700

Efficiency ratio (GAAP)	65.51%	67.61%	54.73%	67.31%	67.52%
Adjusted efficiency ratio (non-GAAP)	64.43%	65.82%	64.62%	66.60%	68.23%

Adjusted Net Interest Income and Adjusted Net Interest Margin
Net interest income (FTE) (GAAP)	$137,432	$135,502	$133,576	$127,598	$125,850
Net interest income collected on problem loans	(1,026)	(151)	(642)	146	(123)
Accretion recognized on purchased loans	(558)	(616)	(1,089)	(897)	(800)
Adjustments to net interest income	$(1,584)	$(767)	$(1,731)	$(751)	$(923)
Adjusted net interest income (FTE) (non-GAAP)	$135,848	$134,735	$131,845	$126,847	$124,927

Net interest margin (GAAP)	3.45%	3.36%	3.36%	3.31%	3.30%
Adjusted net interest margin (non-GAAP)	3.42%	3.34%	3.32%	3.29%	3.28%

Adjusted Loan Yield
Loan interest income (FTE) (GAAP)	$199,504	$201,562	$204,935	$200,670	$194,640
Net interest income collected on problem loans	(1,026)	(151)	(642)	146	(123)
Accretion recognized on purchased loans	(558)	(616)	(1,089)	(897)	(800)
Adjusted loan interest income (FTE) (non-GAAP)	$197,920	$200,795	$203,204	$199,919	$193,717

Loan yield (GAAP)	6.24%	6.29%	6.47%	6.41%	6.30%
Adjusted loan yield (non-GAAP)	6.19%	6.27%	6.41%	6.38%	6.27%
(1) Tax effect is calculated based on the respective legal entity’s appropriate federal and state tax rates (as applicable) for the period, and includes the estimated impact of both current and deferred tax expense. The tax effect of the discrete gain on sale of insurance agency was calculated based on an estimated tax rate of 27.0%.

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